Exhibit 10.1

               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made this 30th day of April, 2010 by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Harvey J. Berger, M.D. (the "Employee").

     WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of January 1, 1992, as amended as of April 19, 1994, June 30, 1994, January 1, 1997, September 2, 2003, January 1, 2006, April 27, 2007,
October 14, 2008 and December 29, 2008 (as so amended, the "Employment Agreement") which they wish to amend and restate in its entirety as set forth in this Agreement, pursuant to which the Employee will be employed by the Company in accordance with the terms and conditions stated below.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1.     Employment, Duties and Acceptance.
       ---------------------------------

     1.1 The Company hereby employs the Employee, for the Term (as hereinafter defined), to render full-time services to the Company as Chief Executive Officer ("CEO"), and to perform such duties commensurate with such office as he shall reasonably be directed by the Board of Directors (the "Board") of the Company to perform, which duties shall be consistent with the provisions of the By-laws in effect on the date hereof that relate to the duties of the CEO.

     1.2 The Employee hereby confirms his acceptance of such employment and agrees to render the services described above. The Employee further agrees to accept election and to serve during all or any part of the Term as chairman
("Chairman") of the Board, without any compensation therefor other than that specified in this Agreement, if elected to such position by the shareholders of the Company or by the Board, as the case may be. The Company shall use its best efforts to cause the Employee to be elected as a director and as Chairman and shall include him in the management slate for election as a director at every shareholders meeting at which his term as a director would otherwise expire.

     1.3 The principal place of employment of the Employee hereunder shall at all times during the Term be in the greater Boston, Massachusetts area, or other locations acceptable to the Employee, in his sole discretion.

     1.4 Notwithstanding anything to the contrary herein, although the Employee shall provide services as a full time employee, it is understood that the Employee may (a) have academic appointments; (b) participate in professional activities and (c) be a member of the Scientific/ Medical Advisory Board, the Board of Directors, and/or act as a consultant to other companies that do not directly compete with the Company (collectively, "Permitted Activities); provided, however, that such Permitted Activities do not interfere with the Employee's duties to the Company.

2.     Term of Employment.
       ------------------

     The term of the Employee's employment under this Agreement is extended until December 31, 2013. The term of this Agreement shall be automatically renewed for successive three-year terms unless, at least 90 days prior to December 31, 2013 or the then current succeeding three-year extended term of this Agreement, the Company or Employee has notified the other that the term hereunder shall terminate upon its expiration date. The term of this Agreement, as it may be extended from time to time thereafter under this Section 2, is hereinafter referred to as (the "Term"). Notwithstanding the foregoing, if a Change in Control occurs during the Term, the Term shall end on the later of the last day of the then three-year term or one day after the second anniversary of the date on which such Change in Control occurs. In all events hereunder, the Employee's employment is subject to earlier termination under either Section 4 or Section 5 hereof, and upon such earlier termination the Term shall be deemed to have ended.

3.     Compensation.
       ------------

     3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, effective January 1, 2010, an annual base salary of $632,000. The Employee's base salary shall be redetermined annually by the Board. The base salary in effect at any given time is referred to herein as (the "Salary"). The Salary shall be payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.

     3.2 The Employee's target cash bonus is equal to 50% of his Salary. The actual amount of the cash bonus shall be determined annually by the Board and may be greater or lower than the target cash bonus. Any cash bonus payable under this Section 3.2 shall be paid to the Employee no later than March 15th following the year in which it is earned.

     3.3 The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require. Any reimbursements or payments under this Section 3.3 shall be made within thirty
(30) days after presentation by the Employee of such expense statements or other supporting information, but in no event will the reimbursement payment be made later than the end of the calendar year following the calendar year in which the expense is incurred.

     3.4 The Employee shall be eligible under any incentive plan, stock option plan, stock award plan, bonus, participation or extra compensation plan, pension, group insurance or other so-called "fringe" benefits which the Company provides for its senior executives on terms no less favorable than those provided to other senior executives. In the event of a consummation of a Change in Control, all stock, stock options, stock awards and similar equity rights granted to the Employee by the Company shall immediately vest and remain fully exercisable through their original term with all rights. Notwithstanding the foregoing, with respect to any awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the payment or settlement of such awards shall only be made upon a Change in Control or other event described above that also constitutes a change in the ownership or a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as each is defined under
Section 409A of the Code and the regulations thereunder (a "Qualifying Change in Control"). If an event described above does not constitute a Qualifying Change in Control, any awards subject to Section 409A of the Code shall continue to vest upon the occurrence of such event but shall not be settled or paid until the original settlement or payment date specified in such award.

4.     Termination by the Company.
       --------------------------

     4.1 The Company may terminate the Employee's employment if any one or more of the following shall occur:

     (a) The Employee shall die during the Term; provided, however, that the Employee's legal representatives shall be entitled to receive his Salary through the last day of the month in which his death occurs.

     (b) The Employee shall become physically or mentally disabled so that he is unable substantially to perform his services hereunder for (i) a period of 180 consecutive days, or (ii) for shorter periods aggregating 180 days during any twelve month period. Notwithstanding such disability the Company shall continue to pay the Employee his Salary through the date of such termination.

     (c) The Employee acts, or fails to act, in a manner that provides Cause for termination. For purposes of this Agreement, the term "Cause" means (i) the willful neglect by the Employee of his duties hereunder; provided such neglect remains uncured for a period of 30 days after written notice describing the same is given to the Employee, (ii) the conviction of the Employee of any felony involving moral turpitude, or (iii) any act of fraud or embezzlement involving the company or any of its Affiliates.

     4.2     All determinations of Cause, termination or nonrenewal pursuant to
Section 4 herein shall require at least a two-thirds vote of the entire Board.

5.     Termination by the Employee.
       ---------------------------

     The Employee may terminate his employment on written notice to the Company if any one or more of the following shall occur (each a "Good Reason"):

     (a) loss of any material duties or authority by the Employee and such loss continues for 30 days after such loss first occurs;

     (b) a material breach of the terms of this Agreement by the Company and such breach continues uncured for 30 days after notice of such breach is first given; provided, however, it shall constitute Good Reason if such breach is for the payment of money and continues uncured for ten days after notice of such breach is given;

     (c) the Company shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 5(c);

     (d) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and shall remain undismissed or unstayed a period of 30 days;

     (e) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily;

     (f) a material breach by the Company of any other material agreement with the Employee and such breach continues for 30 days after notice of such breach is first given; provided, however, it shall constitute Good Reason if such breach is for the payment of money and continues uncured for ten days after notice of such breach is first given;

     (g) a Change in Control occurs and the Employee is not the CEO of the surviving company reporting to the Board; or

     (h) a Prohibited Event (as defined in Section 14) occurs; provided that the Employee gives notice of termination within 90 days after such occurrence and such Prohibited Event is not remedied within 30 days of such notice.

6.     Severance.
       ---------

     If (a) the Company terminates the Employee's employment without Cause or gives notice of non-renewal pursuant to Section 2 or (b) the Employee terminates his employment pursuant to Section 5 for Good Reasonthen: (1) the Company shall pay the Employee a lump sum cash payment (the "Severance Payment") equal to the sum of (x) three times the Employee's Salary and (y) three times the Employee's bonus amount paid for the immediately preceding fiscal year; provided, however, that such bonus amount shall not be less than 50% of the Employee's Salary for such prior fiscal year and (2) all stock options and stock awards (and similar equity rights) shall vest and become exercisable immediately prior to termination and remain exercisable through their original terms with all rights. The Severance Payment shall be made as soon as practicable but no later than 30 days after the Employee's termination of employment. After termination of employment for any reason other than death of the Employee, the Company shall continue to provide all benefits subject to COBRA at its expense for the maximum required COBRA period. Notwithstanding the above provisions, if the Employee is entitled to severance solely by reason of non-renewal by the Company pursuant to
Section 2, the Severance Payment shall be limited to two times the Employee's Salary. The parties intend that the provision of continued COBRA benefits shall not constitute a "deferral of compensation" under Section 1.409A-1(b) of the Final Regulations under Section 409A of the Code. For the avoidance of doubt, a termination of this Agreement triggering rights under this Section 6 to receive the Severance Payment and any other form of compensation or benefits constituting a "deferral of compensation" subject to Section 409A shall only occur after the Employee has incurred a "separation from service" within the meaning of Section 409A and Section 1.409A-1(h) of the Final Regulations (after giving effect to the presumption set forth therein). Notwithstanding the payment schedules contained elsewhere in this Section 6 or Section 7, to the extent necessary to comply with the requirements of Section 409A of the Code, if the Employee is a "specified employee" (as defined below) at the time of his termination of employment, any payment that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall not be made before the date that is six (6) months and one (1) day after the date of the Employee's separation from service (or, if earlier, the date of his death). For purposes of the preceding sentence, a "specified employee" shall have the meaning set forth in Section 1.409A-1(i) of the Final Regulations under Section 409A of the Code. Any payments or settlement that are so delayed will be paid in full with interest at the short-term applicable federal rate (determined as of the date of a termination described in this Section 6) within thirty (30) days after the end of the six (6) month period described in the preceding sentence.

7.     Other Benefits.
       --------------

     In addition to all other benefits contained herein, the Employee shall be entitled to:

     (a) Payment of medical malpractice insurance premiums for coverage consistent with the Employee's activities.

     (b)  Car  allowance  of  $750  per  month.

     (c) Paid time offof five (5) weeks per year taken in accordance with the paid time-off policy of the Company during the Term.

     (d) A lump sum cash payment upon the Employee's separation from service equal to nine (9) months of the Employee's Salary as in effect immediately prior to separation, so long as (i) the Employee acknowledges that this payment satisfies all obligations under the Company's Sabbatical Policy, and (ii) the employment termination is not for Cause and the Employee is in good standing with the Company upon separation from service. Such payment shall be made within thirty (30) days of the Employee's separation from service.

8.     Confidentiality.
       ---------------

     8.1 The Employee acknowledges that, during the course of performing his services hereunder, the Company will be disclosing information to the Employee related to the Company's Field of Interest, Inventions, projects and business plans, as well as other information (collectively, "Confidential Information"). The Employee acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.

     8.2 The Employee agrees that the Confidential Information only shall be used by the Employee in connection with his activities hereunder as an employee of the Company, and shall not be used in any way that is detrimental to the Company.

     8.3 The Employee agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Employee shall treat all such information as confidential and proprietary property of the Company.

     8.4  The  term "Confidential Information" does not include information that
(a) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (b) was within the relevant party's possession prior to being furnished to such party, (c) becomes available to the relevant party on a non confidential basis or (d) was independently developed by the relevant party without reference to the information provided by the Company.

     8.5 The Employee may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Employee shall give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

     8.6 Upon termination of this Agreement, the Employee shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Employee or produced by the Employee in connection with services rendered hereunder.

     8.7 Notwithstanding such return or any other provision of this Agreement, the Employee shall continue to be bound by the terms of the confidentiality provisions contained in this Section 8 for a period of three years after the termination of this Agreement.

9.     Inventions Discovered by the Employee while Performing Services
       ---------------------------------------------------------------
       Hereunder.
       ---------

     During the Term, the Employee shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Inventions") made, conceived or first reduced to practice by the Employee, either alone or jointly with others, while performing service hereunder. The Employee hereby assigns .to the Company all of his right, title and interest in and to any such inventions. During and after the Term, the Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions. The Employee hereby irrevocably designates the General Counsel to the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this section. This Section 9 shall survive the termination of this Agreement.

10.     Non-Competition.
        ---------------

     During the Term and, if terminated by the Company for Cause, for a period of one year following the date of termination, the Employee shall not (a) provide any services, directly or indirectly, to any other business or commercial entity engaged primarily in the Company's Field of Interest or (b) participate in the formation of any business or commercial entity engaged primarily in the Company's Field of Interest; provided, however, that nothing contained in this Section 10 shall be deemed to prohibit the Employee from acquiring, solely as an investment, shares of capital stock (or other interests) of any corporation (or other entity). This Section 10 shall be subject to written waivers that may be obtained by the Employee from the Company. A request for such a waiver shall not be unreasonably withheld and shall be acted upon within ten business days.

     10.1 If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 10, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     10.2 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

     10.3 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

     10.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 8, 9 and 10 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

11.     Indemnification.
        ---------------

     The Company shall indemnify the Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or Affiliate of the Company. The Company shall provide, at its expense, Directors and Officers insurance for the Employee in amounts reasonably satisfactory to the Employee to the extent available at reasonable rates, which determination shall be made by the Board. It is intended that the benefits described in this Section 11 qualify as an "indemnification" or "liability insurance plan" under Section 1.409A-1(b)(10) of the Final Regulations under Section 409A of the Code.

12.     Excise Tax.
        ----------

     If any payments made to or in respect of the Employee this Agreement, or otherwise in respect of his employment by the Company; become subject to the excise tax described in Code Section 4999, the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to put him in the same position as would have been the case had no such excise taxes been applicable to any payments or benefits provided in this Agreement or otherwise in respect of the Employee's employment by the Company. Any payment required to be paid under this Section 12 shall be paid no later than the end of the Employee's taxable year next following the Employee's taxable year in which the Employee pays such excise tax to which the payment relates to the United States Internal Revenue Service or other applicable taxing authority.

13.     No Mitigation.
        -------------

     The Employee shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination of his employment by the Company.

14.     Prohibited Events.
        -----------------

     The occurrence of any of the following events shall constitute a "Prohibited Event":

     (a) The Employee is not elected to the Board of Directors, named as Chairman and designated CEO of the Company.

     (b) The CEO is not the highest ranking executive officer of the Company with the power to appoint and remove all other employees of the Company.

     (c) A person other than the Employee or a person designated by the Employee is elected President of the Company.

     (d) The retention of any senior executive officer by the Company, or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to the Employee, in his reasonable judgment.

15.     Definitions.
        -----------

     As  used  herein  the  following  terms  have  the  following  meaning:

     (a) "Affiliate" means and includes any person, corporation or other entity controlling, controlled by or under common control with the corporation in question.

     (b) "Change in Control" means the occurrence of any of the following events (without the consent of the Employee):

     (i) Any corporation, person or other entity makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which such corporation, person or other entity acquires 40% or more of the issued and outstanding shares of the Company's Common Stock;

     (ii) (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company's assets; or

     (iii) Any person within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Securities Exchange Act of 1934 acquires more than 40% of the Company's issued and outstanding voting securities.

     (c) "Company's Field of Interest" means the discovery, development, manufacture, distribution, and commercialization of any pharmaceutical product that is based on or involves (a) intervention in cell signaling, (b) cancer therapy, or (c) gene and cell therapy.

16.     Arbitration.
        -----------

     Any dispute arising under or in any way related to this Agreement shall be resolved by arbitration in accordance with the following provisions:

     (a) Any controversy or claim arising out of or relating to this employment or the termination of that employment (including, without limitation,any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators; provided, however, that such procedures are consistent with the intent of the parties that a decision with respect to the dispute (including counterclaims) be rendered no later than 120 business days after service of the dispute notice.

     (b) The arbitrator's decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision. The arbitrator's fees and expenses shall be borne by one or both of the parties in accordance with the direction of the arbitrator, who shall be guided in such determination by the results of the arbitration. If any party refuses to appear before the arbitrator, the arbitrator shall decide the matter as by default against the non-appearing party, and such decision shall be final, binding and non-appealable to the same extent as a decision rendered with the full participation of such party. If any party causes unnecessary delay or engages in any other misconduct in the course of the proceeding, the arbitrator may take such action into account when rendering his final decision. The arbitrator's decision shall be final, binding and non-appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction. The arbitrator shall consider and determine only matters properly subject to arbitration.

     (c) During the pendency of any arbitration or any dispute not yet submitted for arbitration, the Company shall not be entitled to any offset against payments, stock awards or other benefits due to the Employee under this Agreement.

17.     Legal Costs.
        -----------

     (a) Subject to the provisions of Section 16, if the Employee institutes any legal action to enforce his rights under, or to recover damages for breach of, this Agreement, and the Employee prevails, he shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by him. During the pendency of any litigation, arbitration or other proceeding the Company shall pay all attorneys' fees, costs and expenses (including disbursements) as incurred by the Employee based upon, arising out of, or otherwise in respect of any dispute arising under or in any way related to this Agreement, subject to the Employee's obligation to repay the same, without interest, if the Company prevails. If any payment made to or in respect of the Employee pursuant to this Section becomes subject to any tax, the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to put him in the same position as would have been the case had such taxes been applicable to any payments or benefits provided in this subsection.

     (b) The Company acknowledges that the Employee's counsel has (i) performed research for the Company with respect to amendment of this Agreement to bring it in line with current norms and (ii) represented the Employee in the renegotiation of this Agreement. Upon rendering of a bill by the Employee's counsel for legal services rendered under clause (i), the Company will pay it directly and the Company will also reimburse the Employee for the bill for legal services rendered under clause (ii).

     (c) Any amounts paid by the Company under this Section 17 shall be made within thirty (30) days after the Employee delivers to the Company reasonable evidence that the Employee has incurred fees, costs and/or expenses described in this Section 17 (each, a "Qualifying Expense"), provided that such evidence is provided not later than one hundred and twenty (120) days following the date that the Employee incurs a Qualifying Expense. It is agreed to by the parties hereto that (i) amounts reimbursed under this Section 17 paid during one calendar year will not affect how much the Company is obligated to pay hereunder during any subsequent calendar year, (ii) rights to reimbursement shall not extend past the calendar year immediately following the calendar year in which the legal action is settled or subject to a final non-appealable decision, as applicable, and (iii) rights under this Section 17 may not be liquidated or exchanged for another benefit.

18.     Notices.
        -------

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

        If to the Company:
        ARIAD Pharmaceuticals, Inc.
        26 Landsdowne Street
        Cambridge, Massachusetts 01239-4234
        Attention:     Secretary
        Telephone:     (617) 494-0400
        Fax:           (617) 494-8144

        If to the Employee:
        Harvey J. Berger, M.D.
        2 Avery Street
        Apartment 34E
        Boston, Massachusetts 02111

19.     General.
        -------

     19.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

     19.2 The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     19.4 This Agreement and the Employee's rights and obligations hereunder may not be assigned by the Employee or the Company.

     19.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     19.6 The parties intend that the payments and benefits provided for in this Agreement to either be exempt from Section 409A of the Code or be provided in a manner that complies with Section 409A of the Code. Notwithstanding anything contained herein to the contrary, all payments and benefits which are payable upon a termination of employment hereunder shall be paid or provided only upon those terminations of employment that constitute a "separation from service" from the Company within the meaning of Section 409A of the Code (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      ARIAD PHARMACEUTICALS, INC.

                                      By  /s/ Raymond T. Keane
                                          ----------------------------------
                                          Name:  Raymond T. Keane
                                          Title: Senior Vice President, General
                                                 Counsel

                                          /s/  Harvey J. Berger
                                          ---------------------------------
                                          Harvey J. Berger, M.D.